Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of China-Biotics, Inc. on Form SB-2 of our report dated September 21, 2005 for Otish Resources, Inc.. for the periods ended August 31, 2005 appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" as it relates to Otish Resources, Inc. only.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

March 23, 2006

Malone & Bailey, PC